                                                                     Exhibit 12


        STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES -
                            REAL ESTATE TRUST ONLY
-------------------------------------------------------------------------------


                                                              For the Twelve Months Ended September 30
                                             ------------------------------------------------------------------------
(Dollars in thousands)                            1996             1995           1994            1993           1992
----------------------                         -----------      ------------    ------------   -----------     -----------

FIXED CHARGES:

Interest and debt expense                       $    40,514      $   41,040    $    40,576    $    53,499     $    53,024
Ground rent                                             101             109            115            506             542
                                                -----------     -----------    -----------    -----------     -----------
   Total fixed charges for ratio                $    40,615      $   41,149    $   40,691    $     54,005     $    53,566
                                                ===========     ===========    ===========    ===========     ===========

EARNINGS:
Operating loss                                  $   (24,176)     $   (27,341)   $   (34,305)   $   (44,495)    $   (28,511)
Total fixed charges for ratio                        40,615           41,149         40,691         54,005          53,566
                                                -----------      -----------    -----------    -----------     -----------
   Total earnings for ratio                     $    16,439      $    13,808    $     6,386    $     9,510     $    25,055
                                                ===========      ===========    ===========    ===========     ===========

RATIO OF EARNINGS TO FIXED CHARGES              Less than 1      Less than 1    Less than 1    Less than 1     Less than 1
                                                ===========      ===========    ===========    ===========     ===========

Deficiency of available earnings to fixed
charges                                         $   (24,176)     $   (27,341)   $   (34,305)   $    (44,495)   $    (28,511)
                                                ===========      ============   ===========    =============   ============
